UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2009

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

Between October 16, 2009 and October 21, 2009, AeroGrow International Inc. (the “Company”) issued 750 shares of Series A Convertible Preferred Stock (the “Series A Shares”) in exchange for $599,979 in cash and 24,000 shares of the Company’s common shares pursuant to agreements by and between the Company and Alpha Capital Anstalt, Optimal Joy Limited, Joint Glory International Limited, and New Finance Asset Limited.

The Series A Shares carry certain rights, preferences and designations, including the right to convert each Series A Share into 5,000 shares of the Company’s common stock.  Each Series A Share has an original issue price of $1,000.  In addition, the Series A Shares were issued with a total of 750 warrants (the “Warrants”) to purchase additional Series A Shares at an exercise price of $1,250 per Series A Share.  The exercise period for the Warrants expires five years from the date of issuance.  The holders of the Series A Shares are entitled to receive cumulative dividends in preference to any dividend on the Company’s common stock at the rate of 8% of the original issue price per annum, and are entitled to participate pro rata in any dividends paid on the Company’s common stock on as as-if-converted basis.  In the event of a sale, liquidation, or other winding up of the Company, the holders of the Series A Shares are entitled to receive in preference to the holders of the Company’s common stock a per share amount equal to the greater of (i) 1.5 times the original issue price, plus any accrued but unpaid dividends or (ii) the amount that the holder of a Series A Share would otherwise receive in such event on an as-converted to common stock basis.  The holders of the Series A Shares will vote along with holders of the Company’s common stock on an as-if-converted basis.  Each Series A Share shall have a number of votes equal to the number of shares of the Company’s common stock then issuable upon conversion of such Series A Share.

In addition, the holders of the Series A Shares, along with other existing holders of Series A Convertible Preferred Stock, are entitled to elect three members of the Company’s Board of Directors by an affirmative vote or consent of the holders of at least a majority of the outstanding Series A preferred shares, voting together as a single class.  The Series A preferred shares also carry certain other rights, including the right to block certain actions of the Company unless such actions are approved by a vote of the holders of the Series A Shares voting together as a single class, anti-dilution provisions, and other rights and preferences commonly associated with preferred shares.

The issuance of the Series A Shares was conducted in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, those under Regulation D promulgated under the Securities Act.  The Series A Shares were offered and sold only to investors who are “accredited investors,” as defined in Rule 501 under the Securities Act.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

Date: October 22, 2009	By:	/s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer